Exhibit 10.49

                                LICENSE AGREEMENT
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     THIS LICENSE AGREEMENT, dated as of August 15, 2003, is made by and between
HOMECOM COMMUNICATIONS, INC., a Delaware corporation ("Licensor"), and KRISTUL GROUP, a corporation to be formed under the laws of United Kingdom (or other European Countries) with a minimum net worth of $500,000 (USD) subject to execution of this agreement ("Licensee").

     WHEREAS, Licensor controls certain proprietary rights to manufacture ("Manufacture") market, sell, and distribute (collectively, "Distribute") Hybrid Non-Isocyanate Polyurethane (HNIPU) binders and related components for chemically resistant industrial paints and floor coatings (collectively, the "Product"); and

     WHEREAS, the Licensee desires to Manufacture the Product at the location or locations designated by Licensee (the "Location") and to Distribute and sell the Product in the European community marketplace.

     NOW, THEREFORE, the parties, in consideration of the foregoing and of the mutual promises set forth herein, do hereby agree as follows:

     1. Recitals.

     The recitals set forth above are hereby made a part of this License Agreement and are incorporated in this Section 1 as if set forth at length in more detail herein.

     2. Definitions.

     For purposes of this Agreement, the following words, terms and phrases, where written with an initial capital letter, shall have the meaning assigned to them in this Section 1 unless the context indicates otherwise:

     a. "License" shall mean the non-exclusive right and license to Manufacture the Product at the Location and to Distribute the Product described herein to, and only to, the European community marketplace for and during the life of the patents affecting the Product as of the date hereof.

     b. "Product" shall mean such Product as hereinabove described, and any by-product resulting from the Manufacture of the Product during the term of this Agreement.

     c. "Royalty" shall mean $0.16 (USD) per kilogram of Product sold, unless otherwise specified herein.

     3. Grant of License.

     Licensor hereby grants to Licensee, and Licensee hereby accepts, the License.

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     4. Reservation of Rights.

     All rights whatsoever in the Product not specifically granted herein are reserved to Licensor and may be freely exercised at any time by Licensor or its designees without accounting to Licensee and without any claim, charge or encumbrance in favor of Licensee. Licensee agrees that nothing herein shall be construed as transferring to Licensee any right, title or interest in or to the Product other than the License herein granted. Licensee shall not take any action inconsistent with Licensor's rights. Notwithstanding the expiration or termination of this License Agreement, the obligations of the Licensee hereunder shall continue in full force and effect.

     5. Payment of Royalty.

     The Royalty, as described in Section 2(c) above, shall be paid by Licensee to Licensor on a quarterly basis, in arrears, within five (5) days of the expiration of each and every calendar quarter for and during the entire term of this Agreement. Each Royalty payment shall be accompanied by adequate proof of the amount of such payment in the form of shipping vouchers, paid invoices and the like reasonably acceptable to Licensor.

     6. Record Keeping/Right to Inspect Books.

     (a) Licensee shall and hereby agrees to keep at the location specified in
Section 16(b) below, during the term hereof, for a period of five (5) consecutive years following the end of each calendar year, a permanent, complete and accurate record of all sales (including without limitation the amounts thereof) arising from the Distribution by Licensee of the Product in the European community marketplace for such calendar year. Licensee further agrees to keep, retain and preserve for at least five (5) years after the expiration of each calendar year, all original sales records and sales slips or sales checks and other pertinent original sales records related to the Distribution by Licensee of the Product. All such records, including sales tax reports and business occupation tax reports and all other records and books kept by Licensee in relation to the Distribution by Licensee of the Product in the European community marketplace shall be open to the inspection and audit of Licensor and its representatives or agents at all reasonable times during ordinary business hours. Licensee shall provide Licensor with a copy of a report prepared and certified by a licensed accountant in accordance with generally accepted accounting principals in the country of incorporation of the Licensee at least one (1) time in each calendar year, showing accurately in reasonable detail the amount of sales of the Product made by Licensee and its licensees, assignees or transferees, if any, with respect to the Distribution of the Product in the European community marketplace during the preceding calendar year or fractional part thereof, if any, and shall submit on or before the forty-fifth (45th) day following the filing of the tax report in the country of incorporation provided that Licensee hereby is and shall be obligated hereunder to file such tax reports in the country of incorporation at least one (1) time in each calendar year and the failure to do so will be a material default hereunder.. The report to be provided pursuant to this section 6 shall be certified as true and correct by an officer, member or other authorized signatory of Licensee in like capacity. For purposes hereof, the first calendar year or portion thereof of the term of the Agreement shall commence on July 1, 2003. Each subsequent calendar year shall commence on January 1 of a respective year, and shall terminate on December 31, of the said calendar year.

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     (b) In the event of a failure of the Licensee to meet a scheduled audit date at the time fixed by the Licensor, in addition to all other remedies afforded to it under this Agreement, Licensor shall be promptly reimbursed by Licensee for all costs of such scheduled audit together with an administrative fee of $500.00.

     (c) Failure of Licensee to promptly supply Licensor with the quarterly and/or annual report required hereunder shall be deemed a default under this Agreement and, in addition to all other remedies afforded to it at law or in equity, Licensor shall be entitled, without notice to Licensee, to conduct an audit of Licensee's books with respect to amounts of sales of the product and any other information required hereunder for such period or periods during which Licensee has failed to supply Licensor with reports at the cost and expense of Licensee together with an administrative fee of $500.00.

     (d) The receipt by Licensor of any statement or any payment of Royalty for any period or the failure of Licensee to make an audit for said period shall neither bind Licensor as to the correctness of the statement or the payment, nor bar Licensee from collecting at any time thereafter the Royalty due for said period. If any audit by Licensor or its agents of Licensor's records shall reveal a deficiency in any payment of Royalty, Licensee shall forthwith pay the Licensor the amount of the deficiency together with interest at the rate of ten (10%) percent per annum from the date when said payment should have been made, together with the reasonable cost of such audit (the Deficiency Payment"), provided that any one (1) Deficiency Payment shall not be for a period in excess of two consecutive years, and further provided that the payment by Licensee of a Deficiency Payment shall not preclude the future requirement for Licensee to pay a further Deficiency Payment in the event that any later audit reveals another deficiency.

     (e) It is agreed that nothing contained in this Agreement shall be deemed or construed as creating a partnership or joint venture between Licensor and Licensee, or between Licensor and any other party, or cause Licensor to be responsible in any way for the debts or obligations of Licensee, or any other party,

     7. Warranty Provisions.

     a. Licensor assumes no liability for the Product for which rights are granted herein, or the inability of Licensee to exercise any rights granted hereby by reason of distribution rights of third parties.

     b. Licensor makes no representations or warranties whatsoever as to the ability of Licensee to Manufacture the Product, the cost of same, or the suitability or saleability of the Product in the European community marketplace for the purposes contemplated now or hereafter by Licensee, whether or not previously communicated to Licensor.

     c. Licensor specifically disclaims all warranties of any kind or nature, express or implied, including, implied warranties of merchantability, fitness for a particular purpose and non-infringement, whether arising by law, contract, custom or conduct. In no event shall Licensor be liable to Licensee or its affiliates or any third parties for any indirect, consequential or special damages hereunder, however caused.

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     d. Licensor makes no representation or warranty whatsoever as to the full or partial coverage and protection of the Product under and pursuant to national and international patent laws that are now or may hereafter be in effect, whether or not a patent has been granted or filed with respect to the Product.

     8. Conversion to Exclusivity.

     Licensee is hereby granted the right and option to convert the non-exclusive right to Distribute the Product into an exclusive right to Distribute the Product at any time and from time to time during the term of this Agreement on written notice to Licensor given within thirty (30) days of the expiration of any calendar year (the "Conversion Notice"), provided that the Conversion Notice shall have been given within the thirty (30) day time period provided above and shall be given in accordance with the provisions of Section 17 below, and further provided that Licensee shall have attained sales of the Product equal to at least 50,000 metric tons in the calendar year immediately preceding the Conversion Notice (the "Valid Conversion") and not be in arrears in payments due. If Licensee shall have complied with each and all of the foregoing requirements and thus completed a Valid Conversion, as and from the first day of the calendar year in which the Valid Conversion occurs, Licensee shall pay to Licensor a Royalty in the amount of $0.11 (USD) per kilogram of the Product sold in lieu of the Royalty in the amount of $0.16 (USD) per kilogram of Product sold per Section 2(c) above (the "Reduced Royalty"). If Licensee shall thereafter fail to attain sales of the Product equal to at least 50,000 metric tons in any calendar year after a Valid Conversion shall have been completed, Licensor shall have the right on written notice to Licensee to terminate the Licensee's option for the valid conversion (the "Termination Election") in which event, effective with the first day of the calendar year in which the Licensor exercises the Termination Election, the Valid Conversion shall terminate and Licensee shall again have the non-exclusive right to Distribute the Product and to pay the Royalty amount set forth in Section 2(c) above. The parties agree that if at any time Licensee completes a Valid Conversion there shall exist other licensees of Licensor with the right and license to Distribute the Product in the European community marketplace, Licensor shall give a list to Licensee of such other licensees who shall thereafter be excluded from Licensee's exclusive right to Distribute the Product in the European community marketplace, and the existence of such licensees shall not constitute a default by Licensor hereunder.

     9. Breach.

     If Licensor or Licensee shall commit a breach of any term or provision of this License Agreement the other party shall provide the breaching party with written notice thereof specifying the details of such breach. If a material breach of this License Agreement is not cured within 30 days after the breaching party's receipt of such notice, the other party may terminate this License Agreement at any time thereafter prior to cure of such material breach after written notice to the breaching party, except if such breach is not curable in 30 days and Licensee has commenced to cure and has diligently made efforts to cure within 30 days.

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     10. Term.

     This Agreement shall take effect as of the date first written above, and shall continue as provided herein for and during the life of the patents affecting the Product as listed below:

     1. The issued U.S. Patent No. 6,120,905 for the basic Hybrid Nonisocyanate Polyurethane Network Polymers.

     2. The European Patent Application No. 99927530.8, title: Hybrid Nonisocyanate Polyurethane Network Polymers and Composites Formed Therefrom, corresponding to the above US Patent.

     11. Costs.

     Licensee shall assume any and all costs and expenses related to the Distribution of the Product in the European marketplace, including, without limitation, (i) the establishment of production in various European locations;
(ii) securing and paying for the services of any and all necessary inventors and personnel required for technology transfer, which shall include but not be limited to travel, and all costs associated with the establishment of Product production; (iii) European product registration fees and governmental fees; (iv) marketing and sales costs and expenses; (v) administrative costs and expenses; and (vi) all costs and expenses incidental to the foregoing. Licensee also agrees to directly reimburse the inventors and all needed supporting personal for the all costs associated with establishment of the manufacturing, marketing and modifications if needed of the Product in a minimum amount of $12,500.00 per month. The foregoing notwithstanding, the parties acknowledge and agree that any improvements and/or changes to the formulations of the Product and any products and by-products derived therefrom during the term of this Agreement shall be subject to the terms of this Agreement and shall be and remain the sole and exclusive property of the Licensor.

     12. Transfer.

     On at least thirty (30) days prior written notice to Licensor, Licensee may transfer its the License and right to Manufacture and Distribute the Product pursuant to this Agreement to a third party arms-length purchaser for value having a net worth at least equal to the net worth of Licensee on the date of the transfer, provided that such transferee assumes, in writing, all obligations of Licensee hereunder, and further provided that prior to the expiration of the thirty (30) day notice period, Licensor shall have the right of first refusal to acquire from Licensee the right to Manufacture and Distribute the Product on the same terms and provisions that Licensee offered the License and right to Manufacture and Distribute the Product to the proposed transferee.

     13. Choice of Law.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to choice of law rules and any lawsuits arising out of or in connection with this License Agreement brought hereunder shall be brought and tried in the Supreme Court of the State of New York in and for New York County, New York and service of process in such suits shall be made as provided in Section 16 of this Agreement.

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     14. Entire Agreement.

     This Agreement forms the entire understanding of the parties with respect to the subject matter hereof, and there are no representations, promises or understandings other than those expressed and set forth herein. This Agreement may be amended only by authorized representatives of both parties and only in writing.

     15. Continuing Obligations.

     The parties covenant and agree to cooperate with each other whereby each party may enjoy to the fullest extent the rights herein conveyed. Such cooperation shall include each party's prompt execution of all papers prepared at the expense of the requesting party that the requesting party reasonably deems necessary or desirable to-perfect in it any of the rights herein conveyed.

     16. Termination of Agreement.

     If at any time during the term of this Agreement Licensee determines in its reasonable judgment that it is no longer commercially viable for Licensee to sell the Product or that Licensee is not producing enough product and is falling below a minimum average level of production of 4,200 metric tons production per month for the prior consecutive six (6) month period, Licensee shall have the right to terminate this Agreement without penalty on at least sixty (60) days' written notice to Licensor (the "Termination Notice"). The Termination Notice shall be accompanied by written proof reasonably satisfactory to Licensor that the foregoing conditions for termination have been met. The Termination Notice shall also be accompanied by all written communications and documentation applicable to the Product and the License in Licensee's possession or readily accessible to Licensee.

     17. Notice.

     All notices hereunder shall be deemed given if in writing and delivered or sent by facsimile transmission, nationally recognized courier or by registered or certified mail (return receipt requested) to the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

     a. if to Licensor, to:

             HomeCom Communications, Inc.
             90 Grove Street
             Ridgefield, CT 06877
             Attn: Michael Sheppard,
             Vice President and Chief Operating Officer, Licensing Division Facsimile No.: (203) 431-8304


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        with a copy to:

             Mandel Resnik Kaiser Moskowitz & Greenstein
             220 East 42nd Street, 20th Floor
             Near York, New York 10017
             Attn: Jane Waldman, Esq.
             Facsimile No.: (212) 573-0067


        if Licensee, to;

             JOSEPH KRISTUL GROUP
             Att. Joseph Kristul
             401 Taraval Street
             San Francisco, CA
             Facsimile No.:


        with a copy to:







Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile transmission shall be effective upon oral or machine confirmation of transmission. Notices may be given on behalf of a party by such party's attorneys specified above.




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     IN WITNESS WHEREOF, this Agreement has been signed can behalf of each of the parties hereto as of the date first above-written.



                                          HOMECOM COMMUNICATIONS, INC.



                                          By: /s/ Michael Sheppard
                                          --------------------------------------
                                          Name: Michael Sheppard
                                          Title: Vice President and
                                          Chief Operating Officer,
                                          Licensing Division


                                          Name: JOSEPH KRISTUL GROUP, a to be
                                          formed ___________ (state) corporation



                                          By: /s/
                                          --------------------------------------
                                          President





Joseph Kristul hereby executes the Agreement on behalf of the Licensee in his individual capacity with the understanding that upon the formation of the Licensee entity (which must occur within thirty (30) days of the date hereof for this transfer provision to be operative), this Agreement and all obligations of Joseph Kristul hereunder shall be automatically without the need for further documentation deemed transferred to Licensee with no further personal liability on the part of Joseph Kristul..

By: /s/
---------------------------------
Name: Joseph Kristul


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